UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 16, 2015

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On April 16, 2015, the Board of Directors (the “Board”) of Chromadex Corporation, a Delaware corporation (the “Company”), appointed Jeff Baxter to serve as a member of the Board.   Mr. Baxter, 53, has served as President and Chief Executive Officer and a director of VBI Vaccines Inc. (NASDAQ: VBIV) since September 2009.  Previously, he was a managing partner for the venture capital firm, The Column Group, where he played a pivotal role in the creation of several biotech companies including Immune Design Corp. (NASDAQ: IMDZ), a vaccine company based on the Lentiviral vector platform and TKR adjuvant technologies.  Until July of 2006, Mr. Baxter was SVP, R&D Finance and Operations, of GlaxoSmithKline (“GSK”).  In his 19 years of pharma experience at GSK, he has held line management roles in R&D, commercial, manufacturing, finance and the office of the CEO. His most recent position in R&D included responsibility for finance, pipeline resource planning and allocation, business development deal structuring and SROne (GSK’s in-house $125 million venture capital fund). He also chaired GSK’s R&D Operating Board.  Prior to GSK, he worked at Unilever and British American Tobacco. Mr. Baxter was educated at Thames Valley University and is a Fellow of the Chartered Institute of Management Accountants (FCMA).  The Nominating and Corporate Governance Committee believes that Mr. Baxter’s past experience in the pharmaceutical industry bring financial expertise, industry knowledge, and research and development experience to the Board.

    There is no family relationship between Mr. Baxter and any of our other officers and directors. There are no understandings or arrangements between Mr. Baxter and any other person pursuant to which he was selected as a director.

    Also on April 16, 2015, the Board approved increasing the base salary of the Company’s Chief Operating Officer, Troy Rhonemus, to $215,000 from $190,000, effective upon the listing of the Company’s common stock on a national securities exchange registered with the SEC under Section 6 of the Securities Exchange Act of 1934 (a “National Exchange”).  There can be no guarantee that the Company will be successful in listing its common stock on a National Exchange and, once listed, complying with the rules and regulations of such exchange.

    Mark Germain resigned from the Board on April 16, 2015. Mr. Germain’s resignation was not as a result of any disagreements with the Company’s operations, policies or practices.  The Board approved granting Mr. Germain 125,000 shares of restricted stock (the “Germain Shares”) as compensation for his services to the Company.  The Germain Shares shall vest immediately.

Item 7.01	Regulation FD Disclosure.

On April 20, 2015, the Company issued a press release announcing the appointment of Mr. Baxter to the  Board and the resignation of Mr. Germain.  A copy of the press release is appended hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 to this report is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

  (d) Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release of ChromaDex Corporation

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 20, 2015	CHROMADEX CORPORATION By: /s/ Frank L. Jaksch Jr. Name: Frank L. Jaksch Jr. Title: Chief Executive Officer